UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 15, 2018, Carolina Trust BancShares, Inc., a North Carolina corporation (the “Company”), and Clover Community Bankshares, Inc., a South Carolina corporation (“Clover”), issued a joint press release announcing the execution of an Agreement and Plan of Merger and Reorganization, dated as of June 14, 2018, by and among the Company and Clover (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Clover will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. The Merger Agreement provides that, following the Merger, Clover’s wholly owned bank subsidiary, Clover Community Bank, a South Carolina-chartered bank, will merge with and into the Company’s wholly owned bank subsidiary, Carolina Trust Bank, a North Carolina-chartered bank (the “Bank Merger”), with Carolina Trust Bank as the surviving entity in the Bank Merger. A copy of the press release containing the announcement is attached hereto as Exhibit 99.01 and incorporated herein by reference.

On June 15, 2018, the Company also provided supplemental information regarding the proposed transaction. A copy of this investor presentation is attached hereto as Exhibit 99.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Press Release issued on June 15, 2018

99.02	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: June 15, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer